Exhibit 4.4

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of May 20, 2011 (the “Supplemental Indenture”), is among The Sheridan Group, Inc., a Maryland corporation (the “Company”), each Guarantor under the Indenture referred to below (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 15, 2011 (the “Indenture”), providing for the issuance of the Company’s 12.500% Senior Secured Notes due 2014 (the “Notes”);

WHEREAS, the Company and the Guarantors desire to the amend the Indenture to cure a defect in the definition of “Consolidated EBITDA” pertaining to the calculation thereof for the period of four consecutive fiscal quarters ended September 30, 2011; and

WHEREAS, pursuant to Section 9.3(1) of the Indenture, the Trustee, the Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to cure any ambiguity, defect or inconsistency;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1.    Capitalized Terms. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Section 2.    Amendments to the Indenture.  Section 1.1 of the Indenture captioned “Definitions” shall be amended by deleting the reference to “June” in clause (iii) of the last sentence of the definition of “Consolidated EBITDA” and replacing it with “September.”

Section 3.    Trustee Statement. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which are deemed made solely by the Company and the Guarantors.

Section 4.    Continued Effectiveness of Indenture. Except as specifically amended herein, all other terms and provisions of the Indenture shall remain unchanged and in full force and effect.

Section 5.     Miscellaneous.

(a) Effectiveness. This Supplemental Indenture shall be effective and binding immediately upon its execution by the parties hereto.

(b) Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

(c) Headings. The headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(d) Counterparts. This Supplemental Indenture may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall represent the same agreement.

(e) Severability.  In case any one or more of the provisions of this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

(f) Further Instruments and Acts.  Upon request of the Company, the Trustee will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE SHERIDAN GROUP, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Executive Vice President and Chief Financial Officer

DARTMOUTH JOURNAL SERVICES, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

DARTMOUTH PRINTING COMPANY

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

SHERIDAN BOOKS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

THE DINGLEY PRESS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

[Signature page to Supplemental Indenture]

THE SHERIDAN GROUP HOLDING COMPANY

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: President

THE SHERIDAN PRESS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

UNITED LITHO, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

[Signature page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A,
As Trustee and Notes Collateral Agent

By:	/s/ James M. Young
Name: James M. Young
Title: Senior Associate

[Signature page to Supplemental Indenture]